                   ASSET MANAGEMENT AND DISPOSITION AGREEMENT


     THIS AGREEMENT made and entered into this 3rd day of January, 1995, by and between CENTRAL PROPERTIES, INC., an Iowa corporation, with its principal office at 6000 Westown Parkway, Suite 200W, West Des Moines, Iowa 50266 (hereinafter referred to as "Manager") and AMERICAN MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, with its principal office at 418 Sixth Avenue, Des Moines, Iowa 50309 (hereinafter referred to as "Owner").



                              W I T N E S S E T H

     WHEREAS, on January 1, 1995, Owner had an ownership interest in the real estate described on Exhibit "A"; and

     WHEREAS, Manager desires to perform management services for Owner; and

     WHEREAS, Owner believes that the Properties will benefit from Manager's expertise.

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



                              ARTICLE 1.  SERVICES

     Manager will provide the following asset management services:

          1. Complete evaluation of the Properties including physical inspections and economic analysis of the Properties and the markets in which they are located.

          2. Develop short and long term management strategies for the Properties including capital improvements, recommended lease rates and terms, financing options and hold/sell recommendations.

          3.   Recommend a property manager and select leasing agents,
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     contractors and other third party vendors with the assistance of the property manager.

          4.   Oversight of all Property activity.

          5.   Regular reporting to Owner of activities.

          6.   Provide Owner with investment analysis information.


                                ARTICLE 2.  TERM.

     The initial term of this Agreement shall be for one (1) year commencing January 1, 1995, and shall be renewed automatically on a year-to-year basis unless sixty (60) days prior to the expiration of any term Owner notifies Manager of its election to terminate this Agreement.


                         ARTICLE 3.  MANAGER'S CONTROL.

     Manager shall have uninterrupted control over the day-to-day operations of the Properties, and shall manage them in the best interest of the Owner in the same manner as it manages real estate assets in its own portfolio.


                           ARTICLE 4.  COMPENSATION.

     Manager shall receive as compensation for the services provided under this Agreement an annual fee equal to .50 percent of the net market value for each of the Properties and a one time disposition fee for any and every Property disposed of during the term of this Agreement equal to 1.00 percent of the sales price. Net market value is defined as market value times Owner's percentage interest in the Properties. Market value will be jointly agreed to by Owner and Manager. Independent appraisals, third party opinions, and internal valuation methods will be used by Manager to recommend market values to Owner. All properties will have a current appraisal as of the date of foreclosure. Thereafter, all properties over a market value of $1.5 million will have an appraisal update every 3 to 5 years, depending upon changes in market conditions. Exhibit "A" will be generated on a monthly basis and will reflect changes in Owner's Properties such as acquisitions, dispositions, and changes in market value. All travel and legal expenses incurred by Manager in the performance of


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this agreement will be paid by Owner.


                            ARTICLE 5.  EXPENDITURES.

     Manager shall invoice Owner no less frequently then quarterly hereunder or more often than monthly. At Owner's option it may direct the Property Manager to make direct disbursements to the Manager out of cash flow from the Properties.


                              ARTICLE 6.  REMEDIES.

     If either Manager or Owner fails to perform under this Agreement either party on five (5) days written notice may terminate this Agreement and are entitled to utilize any and all remedies and actions at law or in equity available to them and shall be entitled to obtain judgment for costs and attorney fees as permitted by law.


                              ARTICLE 7.  NOTICES.

     All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder shall be in writing and shall be deemed to have been properly given if either delivered personally or by overnight commercial carrier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties hereinabove set out. By notice complying with this section, each party may from time to time change the address to be subsequently applicable to it for the purpose of this section. Such notice shall be effective on receipt if by personal delivery or by overnight commercial courier and on the earlier of actual receipt or three (3) days following mailing if sent by mail.


             ARTICLE 8.  RELATIONSHIP, AUTHORITY AND FURTHER ACTION.

     Manager and Owner shall not be construed as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Manager is, however, clothed with and granted such additional authority and


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powers as may be necessary to carry out the spirit and intent of this Agreement.

     Manager is authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Owner any contracts and agreements deemed necessary by Manager to carry out and place in effect the terms and conditions of this Agreement except Manager shall have no right to encumber the title of the property or enter into any contract or agreement in excess of Fifteen Thousand and 00/100 Dollars ($15,000.00), without the express prior written approval of Owner.

     Owner and Manager agree to take all reasonable actions necessary to comply with the provisions of this Agreement and the intent hereof.

                           ARTICLE 9.  APPLICABLE LAW.

     The interpretation, validity and performance of this Agreement shall be governed by the laws of the State of Iowa. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceablilty shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be valid and enforceable to the fullest extent commended by law; provided, however, if in any event any material part of Owner's obligations under this Agreement shall be declared invalid or unenforceable, Manager shall have the option to terminate this Agreement.


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                      ARTICLE 10.  SUCCESSORS AND ASSIGNS.

     All provisions hereof shall inure to and bind the respective successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective the day and year first above written.

                         OWNER:

                         AMERICAN MUTUAL LIFE INSURANCE COMPANY



                         By:  /s/ William C. Knapp II
                              -------------------------------------
                              William C. Knapp II, Asst. Secretary

                         MANAGER:

                         CENTRAL PROPERTIES, INC.



                         By:  /s/ Roger Langpaul
                              -------------------------------------
                              Roger Langpaul, Vice President


                                ACKNOWLEDGEMENTS


STATE OF IOWA       )
                    )  SS.
COUNTY OF DALLAS    )


     On this 1 day of January, 1995 before me a Notary Public in and for the State and County personally appeared William C. Knapp II, to me personally known, who by be duly sworn did say, that he is the Asst. Secretary of American Mutual Life Insurance Company, an Iowa corporation, and he acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the voluntary act and deed of said corporation.


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                              /s/ Kathy O. Kantner
                              -------------------------------------
                              Notary Public in and for said State


                              My commission expires:  6-2-97
                                                    --------------

                           ACKNOWLEDGMENTS - CONTINUED


STATE OF IOWA       )
                    )  SS.
COUNTY OF DALLAS    )


     On this 3rd day of January, 1995 before me a Notary Public in and for the State and County personally appeared Roger Langpaul, to me personally known, who by be duly sworn did say, that he is the Vice President of Central Properties, Inc., an Iowa corporation, and he acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the voluntary act and deed of said corporation.


                              /s/ Christine M. Woosley
                              -------------------------------------
                              Notary Public in and for said State


                              My commission expires:  9-20-96
                                                    --------------


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